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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 11, 2006

Merrimac Industries, Inc.
(Exact name of registrant as specified in its charter)
Delaware	0-11201	22-1642321
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Fairfield Place, West Caldwell, New Jersey		07006
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (973) 575-1300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Table of Contents

Item 1.01.    Entry into a Material Definitive Agreement.

On April 11, 2006, Merrimac Industries, Inc. (‘‘Registrant’’) and Mason Carter entered into an employment agreement (the ‘‘Employment Agreement’’), setting forth the terms of Mr. Carter’s employment as President and Chief Executive Officer of Registrant. Mr. Carter’s employment under the terms of the Employment Agreement will commence on April 11, 2006 and continue until December 31, 2010, and will be renewable for successive twelve-month periods unless sooner terminated by either party. The Employment Agreement supersedes and replaces his previous employment agreement with Registrant, dated as of December 19, 1996, as amended on January 1, 1998.

Pursuant to the Employment Agreement, Mr. Carter’s annual base salary is $332,000. In addition, Mr. Carter will be eligible to participate in Registrant’s medical benefits, life insurance, 401(k) and similar programs generally available to employees. Mr. Carter will also be eligible to participate in Registrant’s stock purchase, stock option, and long term incentive plans, and to receive bonuses, in the sole discretion of the compensation committee of Registrant’s board of directors. Registrant will maintain a $500,000 term life insurance policy for Mr. Carter’s beneficiaries.

The Employment Agreement provides, among other things, that if Mr. Carter is terminated by Registrant without ‘‘Cause’’ or Mr. Carter resigns for ‘‘Good Reason’’ (as such terms are defined in the Employment Agreement) within twelve months following a ‘‘Change in Control’’ (as defined therein), Registrant is obligated to pay to Mr. Carter over a 12-month period the greater of (a) three times the then applicable ‘‘Base Salary’’ (as defined therein) and (b) the Base Salary from the date of termination to the end of the ‘‘Term’’ (as defined therein) and to continue to provide health insurance benefits for the later of (x) the three years following the termination and (y) the end of the Term.

Mr. Carter will be entitled to receive a ‘‘Special Retirement Benefit’’ (as defined in the Employment Agreement) of $75,000 per year if Registrant achieves pre-tax earnings of $9 million in the aggregate over the three fiscal years prior to his retirement at or over age 65 (‘‘Performance Target’’). In addition, Mr. Carter would receive the Special Retirement Benefit if he is terminated by Registrant without Cause, resigns for Good Reason, or his employment is terminated as a result of a ‘‘Disability’’ (as defined therein), and in any such case Registrant has also achieved the Performance Target. During Mr. Carter’s Term and for a period of three years following such retirement or termination (‘‘Restrictive Period’’), and for as long as Mr. Carter is receiving the Special Retirement Benefit, Mr. Carter is bound to a non-competition and non-solicitation agreement with Registrant. However, if after the Restrictive Period, Mr. Carter gives written notice to Registrant of his forfeiture of the Special Retirement Benefit, Mr. Carter is released from the non-competition and non-solicitation agreement.

Mr. Carter’s employment is subject to the terms and conditions set forth in the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and the full text of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Employment Agreement, dated April 11, 2006, by and between Merrimac Industries, Inc. and Mason Carter.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAC INDUSTRIES, INC.
By: /s/ Robert V. Condon Name: Robert V. Condon Title: Vice President, Finance and Chief Financial Officer

Date: April 11, 2006